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                                                                   Exhibit 10.90


                                 BIOSHIELD (TM)

                          BIOSHIELD TECHNOLOGIES, INC.

                                  June 27, 2000



Jackson, LLC
Wilson, LLC
c/o Citco Trustees (Cayman) Ltd.
Attn: David Sims
Corporate Center, Windwood One
West Bay Road
P.O. Box 31106 SMB
Grand Cayman, Cayman Islands

         RE: BIOSHIELD TECHNOLOGIES, INC. (THE "COMPANY")

Dear Mr. Sims:

         In consideration of and as a condition to the closing of the private placement by the parties of the Company's $10,000,000 Series B Convertible Preferred Stock and $50,000,000 Private Equity Credit Agreement (the "2000 Equity Line") of even date herewith, the parties hereto as holders of (i) Series A Convertible Preferred Stock; (ii) Series B Convertible Preferred Stock; (iii) common stock, no par value, of the Company ("Common Stock") issuable pursuant to that certain Private Equity Credit Agreement, dated as of June 1999 and the 2000 Equity Line; (iv) Electronic Medical Distribution, Inc. common stock, par value $0.0001 per share, which is exchangeable into Common Stock; and (v) Common Stock issued as a result of (i)-(iv) above ((i)-(v) shall be collectively referred to as Common Stock Holders") hereby agree as follows:

         1. Limitation on Sales of Common Stock. The Common Stock Holders and their affiliates agree not to directly or indirectly at any time sell more than 20,000 shares of Common Stock on any Trading Day; provided, however, (i) that if the daily volume of the Common Stock, as reported by Bloomberg on any Trading Day is greater than 100,000 per day and less than 250,000 (excluding any Common Stock sold by the Common Stock Holders), then the Common Stock Holders may be permitted to sell a total of 40,000 shares of Common Stock on any such Trading Day; (ii) that if the daily volume of the Common Stock, as reported by Bloomberg on any Trading Day is greater than 250,000 and less than 500,000 shares of Common Stock (excluding any Common Stock sold by the

                5655 Peachtree Parkway, Norcross, Georgia 30092;
                    Tel: (770) 246-2000; Fax: (770) 368-0784
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                  Common Stock Holders) then the Common Stock Holders may be permitted to sell a total of 70,000 shares of Common Stock on any such Trading Day; (iii) no sales may be made within the last hour of each Trading Day. Notwithstanding the foregoing limitation on such sales, the holder shall be permitted to sell on any Trading Day without any limitation on such sales in the event that the daily trading volume (excluding any Common Stock sold by the Common Stock Holders) is in excess of 500,000 shares on any Trading Day (preceding any Common Stock held by the Common Stock Holder).

         2. Binding Nature of Agreement. The terms of this letter are intended to be binding on any transferee or assignee of the Common Stock Holders and no such transfer or assignment shall be effective until such transferee or assignee agrees in writing to be bond by the terms of this letter.

         3. Definitions. Terms not otherwise defined herein shall have the meaning set forth in the Articles of Amendment of the Company dated as of June 14, 2000.

         4. Counterparts. This agreement may be executed in counterparts, which together shall constitute a single instrument.

                                      BIOSHIELD TECHNOLOGIES, INC.

                                      By: _____________________________
                                      Name:
                                      Title:




Accepted and agreed to this 15 day of June, 2000.

JACKSON, LLC

HOLDER OF ELECTRONIC MEDICAL DISTRIBUTION, INC. COMMON STOCK

By: _______________________________________
Name:
Title:

                5655 Peachtree Parkway, Norcross, Georgia 30092;
                    Tel: (770) 246-2000; Fax: (770) 368-0784
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JACKSON LLC

BUYER OF COMMON STOCK OF BIOSHIELD TECHNOLOGIES, INC. JUNE 1999 PRIVATE EQUITY LINE AND HOLDER OF COMMON STOCK


By: _______________________________________
Name:
Title:

WILSON LLC

HOLDER OF BIOSHIELD TECHNOLOGIES, INC. SERIES A PREFERRED STOCK

By: _______________________________________
Name:
Title:




                5655 PEACHTREE PARKWAY, NORCROSS, GEORGIA 30092;
                    TEL: (770) 246-2000; Fax: (770) 368-0784